Exhibit 99.1

FOR IMMEDIATE RELEASE

Healthcare Trust, Inc. Announces Completion of Management Internalization

- Completed Previously Announced Internalization of Management
- Rebranding to National Healthcare Properties, Inc.
- Announces Strategic Initiatives for Future Growth

New York, New York — September 30, 2024 — Healthcare Trust, Inc. (Nasdaq: HTIA / HTIBP) (the “Company”) today announced the successful completion of its previously announced internalization of management, marking a pivotal moment in the Company’s evolution. This strategic move is expected to result in annual savings exceeding $25 million in general and administrative (G&A) expenses and enhance governance and shareholder alignment as the Company evaluates a potential public listing.

As part of this transformative process, the Company is also rebranding itself as National Healthcare Properties, Inc. to better reflect its strategic vision and continued commitment to excellence in the healthcare real estate sector. The Company believes this rebranding aligns with its goal to position itself for long-term growth and value creation for its shareholders.

In conjunction with the internalization and rebranding, the Company has executed a 4-for-1 reverse stock split to potentially enhance its stock’s marketability and liquidity. The reverse stock split is designed to better align the Company’s share price with industry peers and facilitate greater investor interest as National Healthcare Properties, Inc. prepares for future opportunities.

To further support its strategic initiatives, the Company has engaged BMO Capital Markets Corp. as its financial advisor to assist it in the evaluation of a potential public listing of its shares of common stock.

The Company will continue to be led by Michael Anderson, who has been appointed to the board of directors and remains as Chief Executive Officer, and Scott Lappetito, who continues as Chief Financial Officer. The Company believes that their strong leadership will guide National Healthcare Properties, Inc. through this exciting new chapter and ensure the organization is well-prepared to capitalize on growth opportunities within the healthcare real estate sector.

“We are thrilled to announce the completion of our management internalization and the rebranding of our Company, National Healthcare Properties, Inc.,” said Michael Anderson. “This is a significant milestone that we believe enhances our operational efficiency, further aligns our governance structure with that of our publicly traded peers, and positions us for future growth. We look forward to working with BMO Capital Markets as we explore the potential for a public listing of our common stock and continue to build a robust portfolio of healthcare properties.”

For further information, please contact:

National Healthcare Properties, Inc.

332-258-8770

ir@nhpreit.com

About National Healthcare Properties, Inc.

National Healthcare Properties, Inc. (“NHP”) is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and outpatient medical facilities, located in the United States. Additional information about NHP can be found on its website at nhpreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of NHP’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on NHP, NHP’s tenants, NHP’s operators and the global economy and financial markets, and (ii) that any potential future acquisitions by NHP are subject to market conditions and capital availability and may not be identified or completed on favorable terms, if at all, as well as those risks and uncertainties set forth in the Risk Factors section of NHP’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and all other filings with the Securities and Exchange Commission (“SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in NHP’s subsequent filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and NHP undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required to do so by law.